                                                                EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______

                           --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                       New York                        13-3818954
            (Jurisdiction of incorporation         (I. R. S. Employer
             if not a U. S. national bank)         Identification No.)

                 114 West 47th Street                     10036
                  New York, New York                   (Zip Code)
                 (Address of principal
                  executive offices)

                           --------------------------

                       ALTERNATIVE LIVING SERVICES, INC.
              (Exact name of OBLIGOR as specified in its charter)

                       Delaware                          39-1771281
            (State or other jurisdiction of          (I. R. S. Employer
            incorporation or organization)           Identification No.)

               450 North Sunnyslope Road                    53005
                       Suite 300                         (Zip code)
                 Brookfield, Wisconsin
       (Address of principal executive offices)

                           --------------------------

                       Debt Securities Issuable in Series
                      (Title of the indenture securities)

===============================================================================

                                    GENERAL

 1.      General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New
                York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C.
         New York State Banking Department, Albany, New York

         (b)  Whether it is authorized to exercise corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

 2.      Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

         Alternative Living Services, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.      List of Exhibits

         T-1.1    --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

16.      List of Exhibits
         (cont'd)

         T-1.2    --       Included in Exhibit T-1.1.

         T-1.3    --       Included in Exhibit T-1.1.

         T-1.4    --       The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15,
                           1995 with the Commission pursuant to the Trust
                           Indenture Act of 1939, as amended by the Trust
                           Indenture Reform Act of 1990 (Registration No.
                           33-97056).

         T-1.6    --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7    --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         As of November 25, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of November, 1997.

     UNITED STATES TRUST COMPANY OF
            NEW YORK, Trustee

By:  /s/ Gerard F. Ganey
     ------------------------------
     Gerard F. Ganey
     Senior Vice President



RFL/pg

                                                                  EXHIBIT T-1.6

     The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK

    /s/ Gerard F. Ganey
    --------------------------
By: Gerard F. Ganey
    Senior Vice President

                                                                  EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1997
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                        $  116,582

Short-Term Investments                                            183,652

Securities, Available for Sale                                    691,965

Loans                                                           1,669,611
Less:  Allowance for Credit Losses                                 16,067
                                                               ----------
      Net Loans                                                 1,653,544
Premises and Equipment                                             61,796
Other Assets                                                      125,121
                                                               ----------
      TOTAL ASSETS                                             $2,832,660
                                                               ==========
LIABILITIES
Deposits:
      Non-Interest Bearing                                     $  541,619
      Interest Bearing                                          1,617,028
                                                               ----------
         Total Deposits                                         2,158,647

Short-Term Credit Facilities                                      365,235
Accounts Payable and Accrued Liabilities                          141,793
                                                               ----------
      TOTAL LIABILITIES                                        $2,665,675
                                                               ==========
STOCKHOLDER'S EQUITY
Common Stock                                                       14,995
Capital Surplus                                                    49,542
Retained Earnings                                                  99,601
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                               2,847
                                                               ----------
TOTAL STOCKHOLDER'S EQUITY                                        166,985
    TOTAL LIABILITIES AND                                      ----------
     STOCKHOLDER'S EQUITY                                      $2,832,660
                                                               ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

November 13, 1997